Exhibit 10.1.5.11

AMENDMENT TO THE CONSOLIDATED EDISON RETIREMENT PLAN

Amending the Retirement Plan to Remove the Suspension of Benefits
Provisions for Re-Employed Participants

Effective October 1, 2022

Whereas, pursuant to Article X, Amendment, Merger, and Termination, Section 10.01, Amendment of the Plan, the Board of Directors and the Board of Trustees have the authority to amend in whole or in part any or all of the provisions of the Consolidated Edison Retirement Plan (the "Retirement Plan"); and
Whereas, the Vice President - Human Resources (an "Authorized Officer") is authorized to execute the specified amendments to the Retirement Plan in such form as the Authorized Officer may approve, her execution to be evidence conclusively of her approval thereof;

Now, therefore, the Retirement Plan is amended as set forth below:

Amendment Number 1
The Title Page to the Retirement Plan is amended by adding at the end of the Amendment List the following :

•Amended, effective for Participants who are re-employed on or after October 1, 2022, to reflect that re-employed Participants in the Retirement Plan shall not have their Pension Allowance suspended for each month in which he or she works 40 or more hours.

Amendment Number 2
The Introduction is amended, to add at the end of that Section :

"As a result of the desire to adopt an amendment that is necessary or desirable for uniform or efficient administration with respect to Participants in the Retirement Plan who are re-employed on or after October 1, 2022, the Plan Administrator approved the amendment to remove the requirement that re-employed Participants have their Pension Allowance suspended for each month in which he or she works 40 hours or more."

Amendment Number 3
Article Ill, Service, Section 3.03(c), Re-employment of Participant's Suspension of Benefits and Break in Service Rules, shall have a new subsection (6) added as follows:

"6.    The foregoing provisions of this Section 3.03(c) shall not apply to Participants in the Retirement Plan who are re-employed on or after October 1, 2022."

Amendment Number 4
Article 111, Service, Section 3.04, Suspension of Benefits Exception for Certain Persons Who Are in Pay Status under the Retirement Plan and Who Provide Temporary Emergency Services, shall have a new subsection (e) added as follows:

"(e)    The foregoing provisions of this Section 3.04 shall not apply to Participants in the Retirement Plan who are re-employed on or after October 1, 2022."

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on this _22_ day of December, 2022.

/s/ Nicole Leon
Nicole Leon
Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Retirement Plan

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